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                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated January 23, 1995 on the Advanta Corp. consolidated financial statements included in the Advanta Corp. Form 10-K for the year ended December 31, 1994 and to the incorporation by reference of our report dated June 23, 1995 on the Advanta Corp. Employee Savings Plan financial statements included in the Advanta Corp. Employee Savings Plan Form 11-K for the year ended December 31, 1994 and to all references to our Firm included in this Form S-8 Registration Statement.





Philadelphia, PA                              Arthur Andersen LLP
March 12, 1996